At the Special Meetings of Shareholders of the Trust held on November 30, 2000 and February 28, 2001, the following votes were recorded for Managers Capital Appreciation Fund ("Capital Appreciation"), Managers Special Equity Fund ("Special Equity"), Managers International Equity Fund ("International Equity"), Managers Emerging Markets Equity Fund ("Emerging Markets"), Managers Intermediate Bond Fund ("Intermediate Bond") and Managers Global Bond Fund ("Global Bond"). The meetings were adjourned before the votes were counted for the other Funds in the Proxy. The proposals, which shareholders were asked to vote on, are explained in further detail in the proxy statement dated October 16, 2000:

Proposal 3 - Approval of New Investment Objective for Intermediate Bond

Fund	                Shares For	          Shares Against	  Shares Abstained
-----                -----------             ----------------       ----------------
Intermediate Bond      528,698                  12,787                 16,975

Proposal 4 - Approval of Funds' Investment Objectives as Non-Fundamental
Fund	                Shares For	          Shares Against	  Shares Abstained
-----                -----------             ----------------       ----------------
Capital Appreciation	2,661,671                341,646              125,785
Special Equity          8,406,679              1,994,259              339,937
International Equity    5,449,144                652,320              264,032
Emerging Markets          566,729                 30,719               22,439
Intermediate Bond         520,398                 21,667               16,395
Global Bond               565,522                 30,192               23,273


Sub-proposal 5A - Approval to Eliminate the Investment Restrictions Regarding Issuer Diversification
Fund	                Shares For	          Shares Against	  Shares Abstained
-----                -----------             ----------------       ----------------
Capital Appreciation   2,777,502                 229,653              121,947
Special Equity         9,888,967                 651,658              200,250
International Equity   5,522,550                 652,707              190,239
Emerging Markets         572,717                  24,259               22,911
Intermediate Bond        524,045                  14,570               19,845
Global Bond              581,071                  16,112               21,804

Sub-proposal 5B - Approval to Amend the Investment Restrictions Regarding Borrowing
Fund	                Shares For	          Shares Against	  Shares Abstained
-----                -----------             ----------------       ----------------
Capital Appreciation   2,604,509                 362,049             162,544
Special Equity         9,417,572               1,066,776             256,527
International Equity   5,275,407                 872,516             217,573
Emerging Markets         551,186                  45,404              23,297
Intermediate Bond        497,675                  36,048              24,737
Global Bond              526,311                  61,579              31,097

Sub-proposal 5C - Approval to Amend the Investment Restriction Regarding
Investments in Real Estate
Fund	                Shares For	          Shares Against	  Shares Abstained
-----                -----------             ----------------       ----------------
Capital Appreciation   2,663,314                 301,476             164,312
Special Equity         9,868,114                 613,462             259,299
International Equity   5,435,896                 717,781             211,819
Emerging Markets         570,108                  25,149              24,630
Intermediate Bond        504,135                  33,376              20,949
Global Bond              542,292                  44,548              32,147

Sub-proposal 5D - Approval to Amend the Investment Restriction Regarding Underwriting
Securities Issued by Others
Fund	                Shares For	          Shares Against	  Shares Abstained
-----                -----------             ----------------       ----------------
Capital Appreciation    2,726,790                239,256             163,056
Special Equity          9,811,583                664,722             264,570
International Equity    5,442,875                672,807             249,814
Emerging Markets          554,594                 42,915              22,378
Intermediate Bond         493,128                 38,338              26,994
Global Bond               547,920                 38,514              32,553

Sub-proposal 5E - Approval to Amend the Investment Restriction Regarding the
Making of Loans
Fund	                Shares For	          Shares Against	  Shares Abstained
-----                -----------             ----------------       ----------------
Capital Appreciation    2,673,796               299,891              155,415
Special Equity          9,225,576               891,077              624,221
International Equity    5,439,282               714,228              211,986
Emerging Markets          551,434                45,617               22,836
Intermediate Bond         486,180                42,490               29,790
Global Bond               531,467                54,390               33,130

Sub-proposal 5F - Approval to Amend the Investment Restriction Regarding
the Issuance of Senior Securities
Fund	                Shares For	          Shares Against	  Shares Abstained
-----                -----------             ----------------       ----------------
Capital Appreciation    2,726,600               222,164              180,338
Special Equity          9,389,151               621,664              730,060
International Equity    5,486,329               631,585              247,582
Emerging Markets          570,189                27,650               22,048
Intermediate Bond         496,040                26,071               36,349
Global Bond               542,560                38,351               38,076

Sub-proposal 5G - Approval to Eliminating the Investment Restriction Regarding
the Participation in Joint Trading Accounts in Securities
Fund	                Shares For	          Shares Against	  Shares Abstained
-----                -----------             ----------------       ----------------
Capital Appreciation   2,756,784                211,930              160,388
Special Equity         9,523,392                495,853              721,630
International Equity   5,531,080                605,603              228,813
Emerging Markets         572,797                 23,234               23,856
Intermediate Bond        500,529                 28,275               29,656
Global Bond              550,288                 34,874               33,825

Sub-proposal 5H - Approval to Eliminating the Investment Restriction
Regarding Investments in Unseasoned Issuers
Fund	                Shares For	          Shares Against	  Shares Abstained
-----                -----------             ----------------       ----------------
Capital Appreciation    2,567,962               390,095               171,045
Special Equity          9,129,758               957,896               653,221
International Equity	5,279,992               861,696               223,808
Emerging Markets          543,585                49,261                27,041
Intermediate Bond         473,145                47,251                38,064
Global Bond               521,787                61,361                35,839

Sub-proposal 5I - Approval to Eliminating the Investment Restriction Regarding
Investments in Illiquid Securities
Fund	                Shares For	          Shares Against	  Shares Abstained
-----                -----------             ----------------       ----------------
Capital Appreciation    2,582,255                 381,577             165,270
Special Equity          9,058,582               1,022,640             659,653
International Equity    5,349,310                 792,984             223,202
Emerging Markets          546,001                  47,465              26,421
Intermediate Bond         488,123                  43,842              26,495
Global Bond               527,485                  58,432              33,070

Sub-proposal 5J - Approval to Eliminating the Restrictions Regarding the
Purchase of Securities of Other Investment Companies
Fund	                Shares For	          Shares Against	  Shares Abstained
-----                -----------             ----------------       ----------------
Capital Appreciation    2,646,088                306,655             176,359
Special Equity          9,281,080                741,753             718,041
International Equity    5,416,431                722,024             227,041
Emerging Markets          560,856                 35,518              23,513
Intermediate Bond         486,648                 36,184              35,628
Global Bond               541,043                 40,877              37,067

Sub-proposal 5K - Approval to Eliminating the Investment Restriction on
Investments in Companies in Which Officers or Trustees of the Trust
Own Stock
Fund	                Shares For	          Shares Against	  Shares Abstained
-----                -----------             ----------------       ----------------
Capital Appreciation    2,677,729                280,626             170,747
Special Equity          9,084,573              1,026,962             629,340
International Equity    5,399,383                742,643             223,470
Emerging Markets          554,749                 42,526              22,612
Intermediate Bond         470,586                 45,892              41,982
Global Bond               526,693                 57,305              34,989

Sub-proposal 5L - Approval to Eliminating the Investment Restriction
Prohibiting the Purchase of Securities for the Purpose of
Exercising Control or Management
Fund	                Shares For	          Shares Against	  Shares Abstained
-----                -----------             ----------------       ----------------
Capital Appreciation    2,710,667                 280,471             137,964
Special Equity          9,306,591                 834,826             599,458
International Equity    5,644,866                 528,601             192,029
Emerging Markets          580,241                  21,000              18,646
Intermediate Bond         501,883                  28,984              27,593
Global Bond               566,770                  25,080              27,137

Pursuant to Article III, Section 1 of the By-Laws of the Trust and the 1940 Act, such total votes on each proposal represents a quorum of the outstanding shares of the Fund.